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                                                                    May 23, 2002
Synergy Technologies Corporation
1689 Hawthorne Drive
Conroe, Texas 77301-3284

    Re: Registration Statement on Form S-8 - Synergy Technologies Corporation

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the issuance of 90,627 shares (the "Shares") of common stock, $0.002 par value ("Common Stock"), of Synergy Technologies Corporation, a Colorado corporation (the "Company").

         We are familiar with the Registration Statement, and we have examined the Company's Articles of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and minutes and resolutions of the Company's Board of Directors and shareholders. We also have examined such instruments, documents and records which we deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that the Shares issued by the Company are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

         We express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Nevada, and the opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Nevada.

         This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-8 and may not be relied upon for any other purpose. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                Very truly yours,
                                /s/ William Ruffa
                                ------------------------------
                                William P. Ruffa